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                                                                   Exhibit 99.1

                           ON Technology Corporation
                               880 Winter Street
                               Waltham, MA 02451

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                  March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

   Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, ON Technology Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                             Very Truly Yours,

                                                   ON TECHNOLOGY CORPORATION

                                                     /s/  STEVEN R. WASSERMAN
                                                   -----------------------------
                                                     Name: Steven R. Wasserman
                                                     Title: Vice President of
                                                              Finance
                                                    and Chief Financial Officer

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